                               TENCOR INSTRUMENTS
                 AMENDED AND RESTATED 1993 EQUITY INCENTIVE PLAN


SECTION 1.  PURPOSE; DEFINITIONS.

     (a) PURPOSE. The purpose of the Plan is to provide selected eligible employees of, and consultants to, Tencor Instruments, a California corporation, and its Affiliates an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them.

     (b) DEFINITIONS. For purposes of the Plan, the following terms have the following meanings:

              (i) "ADMINISTRATOR" shall mean the entity, either the Board or the committee of the Board, responsible for administering this Plan as provided in Section 2.

             (ii) "AFFILIATE" means a parent or subsidiary corporation as defined in the applicable provisions (currently, Sections 424(e) and (f), respectively) of the Code.

            (iii) "AWARD" means any award under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Stock Purchase Right or Performance Shares.

             (iv) "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Plan participant setting forth the terms and conditions of the Award.

              (v) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

             (vi)   "CHANGE IN CONTROL" has the meaning set forth in Section
10(a).

            (vii)   "CHANGE IN CONTROL PRICE" has the meaning set forth in
Section 10(c).

           (viii) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

             (ix) "COMMISSION" means the Securities and Exchange Commission and any successor agency.

              (x) "COMPANY" means Tencor Instruments, a California corporation, or any successor corporation which assumes any outstanding Awards pursuant to Section 10(d).

             (xi) "DISABILITY" means permanent and total disability as determined by the Administrator in accordance with the standards set forth in
Section 22(e)(3) of the Code.

            (xii) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

           (xiii) "FAIR MARKET VALUE" means as of any given date (a) the closing price of the Stock on the Nasdaq National Market as reported in the WALL STREET JOURNAL; or (b) if the Stock is no longer quoted on the Nasdaq National Market but is listed on an established stock exchange or quoted on any other established interdealer quotation system, the closing price for the Stock on such exchange or system, as reported in the WALL STREET JOURNAL; or (c) in the absence of an established market for the Stock, the fair market value of the Stock as determined by the Administrator in good faith.

            (xiv) "INCENTIVE STOCK OPTION" means any Option designated in writing as an "incentive stock option" within the meaning of Section 422 of the Code.

             (xv) "NONQUALIFIED STOCK OPTION" means any Option that is not an Incentive Stock Option.

            (xvi)   "OPTION" means an option granted under Section 5.

           (xvii) "PERFORMANCE PERIOD" means the period determined by the Administrator under Section 9(a).

          (xviii)   "PERFORMANCE SHARE" means a share of Stock subject to an
Award under Section 9.

            (xix) "PLAN" means this Tencor Instruments 1993 Equity Incentive Plan, as amended from time to time.

             (xx) "RESTRICTED STOCK" means an Award of Stock subject to restrictions, as more fully described in Section 7.

            (xxi) "RESTRICTION PERIOD" means the period determined by the Administrator under Section 7(b), which shall not be less than three years, unless the Restricted Stock is performance-based, in which case the Restriction Period shall not be less than one year.

           (xxii) "RULE 16B-3" means Rule 16b-3 under Section 16(b), as amended from time to time, and any successor to such rule.

          (xxiii)   "SECTION 16(b)" means Section 16(b) of the Exchange Act, as amended from time to time, and any successor section.

           (xxiv) "STOCK" means the Common Stock of the Company, and any successor security.

            (xxv)   "STOCK APPRECIATION RIGHT" means an Award issued pursuant to
Section 6.

           (xxvi)   "STOCK PURCHASE RIGHT" means an Award granted under
Section 8.

          (xxvii)   "TAX DATE" means the date defined in Section 11(f).

          (xxiii)   "TERMINATION" means, for purposes of the Plan, with respect to a participant, that the participant has ceased to be, for any reason, employed by, or consulting to, the Company or an Affiliate.

           (xxiv) "WINDOW PERIOD" means any 10-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings or such other period as is specified in Rule 16b-3(e) under the Exchange Act, as such rule may be amended from time to time, or any successor to such rule.

SECTION 2.  ADMINISTRATION.

     (a) ADMINISTRATOR. The Plan shall be administered by the Board or, upon delegation by the Board, either in its entirety or only as it relates to persons subject to Section 16 of the Exchange Act, by a committee consisting of not less than two directors (in either case, the "Administrator"). In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may act only by a majority of its members, except that the Administrator (i) may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Administrator and (ii) so long as not otherwise required for the Plan to comply with Rule 16b-3, may delegate to one or more officers or directors of the Company authority to grant Awards to persons who are not subject to Section 16 of the Exchange Act with respect to Stock. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is not otherwise prohibited by Rule 16b-3. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section 2(a) and revest in the Board the administration of the Plan.

     (b) AUTHORITY. The Administrator shall grant Awards to selected eligible employees and consultants. In particular and without limitation, the Administrator, subject to the terms of the Plan, shall:

              (i) select the officers, other employees and consultants to whom Awards may be granted;

             (ii) determine whether and to what extent Awards are to be granted under the Plan;

            (iii) determine the number of shares to be covered by each Award granted under the Plan;

             (iv) determine the terms and conditions of any Award granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Administrator; and

              (v) determine to what extent and under what circumstances any Award payments may be deferred by a participant.

     (c) ADMINISTRATOR DETERMINATIONS BINDING. The Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Award and any Award Agreement and may otherwise supervise the administration of the Plan. Any determination made by the Administrator pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and Plan participants. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan or any Award. The Administrator may grant Awards not satisfying the specific limitations of the second proviso of Section 5(b)(iii) or of Section 7(b) regarding limits on accelerating or waiving restrictions for Restricted Stock; PROVIDED, that such Awards shall not exceed in amount 5% of the number of shares of Stock issuable under the Plan.

SECTION 3.  STOCK SUBJECT TO PLAN.

     (a) NUMBER OF SHARES. Subject to Section 3(b) below, the total number of shares of Stock reserved and available for issuance pursuant to Awards under this Plan shall be 5,800,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan regardless of source shall be counted against the 5,800,000 share limitation.
If (i) any Option terminates or expires without being exercised in full, (ii) any shares of Stock issued as Restricted Stock or Performance Shares or issued pursuant to Stock Purchase Rights are forfeited prior to conferring on their holder benefits of ownership other than voting rights or accumulated dividends that are not realized, or (iii) an Award otherwise terminates without a payment being made to the participant in the form of Stock, the shares issuable under such Option or Award shall again be available for issuance in connection with other Awards. If shares of Stock issued pursuant to an Award are repurchased by the Company or are forfeited after conferring benefits as described above, such Stock shall not again be available for issuance in connection with Awards. To the extent an Award is paid in cash or the number of shares of Stock issued pursuant to an Award is reduced to satisfy withholding tax obligations, the number of shares of Stock representing, at Fair Market Value on the date of the payment, the value of the cash payment or the number of shares withheld to satisfy the withholding tax obligations shall not be available for later grant under the Plan.

     (b) ADJUSTMENTS. Subject to Section 10, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number and kind of shares of Stock reserved for issuance under the Plan, in the number of shares of Stock specified in Section 3(c), in the number, kind and exercise price of shares subject to outstanding Options, and in the number, kind and purchase price of shares subject to other outstanding Awards, as may be determined to be appropriate by the Administrator, in its sole discretion; PROVIDED, HOWEVER, that the number of shares subject to any Award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount payable by the Company upon exercise of any Stock Appreciation Right associated with any Option.

     (c) INDIVIDUAL LIMITATION. The Company may not issue Stock Purchase Rights with a Fair Market Value purchase price as of the date of grant, Options with a Fair Market Value exercise price as of the date of grant, or Stock Appreciation Rights with a Fair Market Value exercise price as of the date of grant, covering in the aggregate more than 240,000 shares of Stock (subject to adjustments and substitutions as required under Section 3(b) above) to any one participant in any one-year period.

SECTION 4.  ELIGIBILITY.

     Awards may be granted to officers and other employees of, and consultants to, the Company and its Affiliates, except that Incentive Stock Options may only be granted to employees of the Company or an Affiliate of the Company, including employees who may also be officers or directors.

SECTION 5.  STOCK OPTIONS.

     (a) TYPES. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve. The Administrator shall have the authority to grant to any participant Incentive Stock Options, Nonqualified Stock Options or both types of Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its Affiliates. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Stock Option shall constitute a Nonqualified Stock Option.

     (b) TERMS AND CONDITIONS. Options granted under the Plan shall be subject to the following terms and conditions:

              (i) OPTION TERM. The term of each Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Option is granted, and no Nonqualified Stock Option shall be exercisable more than 15 years after the date the Option is granted. If, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Affiliate of the Company, the Incentive Stock Option shall not be exercisable more than five years after the date of grant.

             (ii) GRANT DATE. The Company may grant Options under the Plan at any time and from time to time before the Plan terminates. The Administrator shall specify the date of grant or, if it fails to, the date of grant shall be the date of action taken by the Administrator to grant the Option. However, if an Option is approved in anticipation of employment, the date of grant shall be the date the intended optionee is first treated as an employee for payroll purposes.

            (iii) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be equal to at least 85% of the Fair Market Value on the date of grant, and in the case of Incentive Stock Options shall be equal to at least the Fair Market Value on the date of grant; PROVIDED, HOWEVER, that if, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Affiliate of the Company, then the exercise price shall be not less than 110% of the Fair Market Value on the date the Incentive Stock Option is granted; PROVIDED, FURTHER, that, subject to Section 2(c), if the exercise price of an Option is less than 100% of Fair Market Value on the date of grant, the discount below 100% of Fair Market Value shall be expressly granted by the Administrator in lieu of a reasonable amount of salary or cash bonus.

             (iv) EXERCISABILITY. Subject to the other provisions of the Plan, an Option shall be exercisable in its entirety at grant or at such times and in such amounts as are specified in the Award Agreement evidencing the Option. The Administrator, in its absolute discretion, at any time may waive any limitations respecting the time at which an Option first becomes exercisable in whole or in part.

              (v) METHOD OF EXERCISE. To the extent the right to purchase shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of shares being purchased, accompanied by payment of the exercise price for the shares.

             (vi) NO DISQUALIFICATION. Notwithstanding any other provision in the Plan, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

            (vii) EXERCISABILITY LIMITATION. The aggregate Fair Market Value (determined from grant date) of the Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by a participant ("vests") during a calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000 (the "exercisability limitation"). In applying this provision, Incentive Stock Options with lower exercise prices shall vest before Incentive Stock Options with higher exercise prices, regardless of grant date, unless the Award Agreements, or the Administrator, specifically provide a different order of vesting. Nonqualified Stock Options are not subject to the exercisability limitation.

           (viii) DISQUALIFYING DISPOSITIONS. If Stock acquired by exercise of an Incentive Stock Option granted pursuant to the Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

SECTION 6.  STOCK APPRECIATION RIGHTS.

     (a) RELATIONSHIP TO OPTIONS; NO PAYMENT BY PARTICIPANT. A Stock Appreciation Right may be awarded either (i) with respect to Stock subject to an Option held by a participant, or (ii) without reference to an Option. If an Option is an Incentive Stock Option, a Stock Appreciation Right granted with respect to such Option may be granted only at the time of grant of the related Incentive Stock Option, but if the Option is a Nonqualified Stock Option, the Stock Appreciation Right may be granted either simultaneously with the grant of the related Nonqualified Stock Option or at any time during the term of such related Nonqualified Stock Option. No consideration shall be paid by a participant with respect to the grant of a Stock Appreciation Right.

     (b) WHEN EXERCISABLE. A Stock Appreciation Right shall be exercisable at such times and in whole or in part, each as determined by the Administrator, subject, with respect to participants subject to Section 16(b), to Rule 16b-3. To exercise a Stock Appreciation Right in whole or in part for cash, a participant must make an election prior to or during a Window Period to take effect in that or any later Window Period; PROVIDED that such election shall be subject to the approval of the Administrator. If a Stock Appreciation Right is granted with respect to an Option, unless the Award Agreement otherwise provides, the Stock Appreciation Right may be exercised only to the extent to which shares covered by the Option are not at the time of exercise subject to repurchase by the Company.

     (c) EFFECT ON RELATED RIGHT; TERMINATION OF STOCK APPRECIATION RIGHT. If a Stock Appreciation Right granted with respect to an Option is exercised, the Option shall cease to be exercisable and shall be canceled to the extent of the number of shares with respect to which the Stock Appreciation Right was exercised. Upon the exercise or termination of an Option, related Stock Appreciation Rights shall terminate to the extent of the number of shares as to which the Option was exercised or terminated, except that, unless otherwise determined by the Administrator at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the number of shares covered by exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. A Stock Appreciation Right granted independently from an Option shall terminate and shall be no longer exercisable at the time determined by the Administrator at the time of grant, but not later than 15 years from the date of grant. Upon the death or Disability of the participant, a Stock Appreciation Right granted with respect to an Option shall be exercisable only to the extent to which the Option is then exercisable.

     (d) FORM OF PAYMENT UPON EXERCISE. Despite any attempt by a participant to elect payment in a particular form upon exercise of a Stock Appreciation Right, the Administrator, in its discretion, may elect to cause the Company to pay cash, Stock, or a combination of cash and Stock upon exercise of the Stock Appreciation Right.

     (e) AMOUNT OF PAYMENT UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the participant shall be entitled to receive one of the following payments, as determined by the Administrator under Section 6(d);

              (i) STOCK. That number of whole shares of Stock equal to the number computed by dividing (A) an amount (the "Stock Appreciation Right Spread"), rounded to the nearest whole dollar, equal to the product computed by multiplying (x) the excess of (1) if the Stock Appreciation Right may only be exercised during the Window Period, the highest Fair Market Value on any day during the Window Period, and otherwise, the Fair Market Value on the date the Stock Appreciation Right is exercised, over (2) the exercise price per share of Stock of the related Option, or in the case of a Stock Appreciation Right granted without reference to an Option, such other price as the Administrator establishes at the time the Stock Appreciation Right is granted, by (y) the number of shares of Stock with respect to which a Stock Appreciation Right is being exercised by (B) (1) if the Stock Appreciation Right may only be exercised during the Window Period, the highest Fair Market Value during the Window Period in which the Stock Appreciation Right was exercised, and (2) otherwise, the Fair Market Value on the date the Stock Appreciation Right is exercised; plus, if the foregoing calculation yields a fractional share, an amount of cash equal to the applicable Fair Market Value multiplied by such fraction (such payment to be the difference of the fractional share); or

             (ii) CASH. An amount in cash equal to the Stock Appreciation Right Spread; or

            (iii) CASH AND STOCK. A combination of cash and Stock, the combined value of which shall equal the Stock Appreciation Right Spread.

SECTION 7.  RESTRICTED STOCK.

     (a) PRICE. The Administrator may grant to a participant Restricted Stock. The grantee shall pay no consideration therefor.

     (b) RESTRICTIONS. Subject to the provisions of the Plan and the Award Agreement, during the Restriction Period set by the Administrator, commencing with, and not exceeding 10 years from, the date of such Award, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Administrator may provide for the lapse of such restrictions in installments, but, subject to Sections 2(c) and 10, may not accelerate or waive such restrictions. The Administrator shall determine the performance objectives, if any, to be used in awarding Restricted Stock and the extent to which the performance objectives, if any, have been satisfied.

     (c) DIVIDENDS. Unless otherwise determined by the Administrator, with respect to dividends on shares of Restricted Stock, dividends payable in cash shall be automatically reinvested in additional Restricted Stock, and dividends payable in Stock shall be paid in the form of Restricted Stock.

     (d) TERMINATION. Except to the extent otherwise provided in the Award Agreement and pursuant to Section 7(b), in the event of a Termination during the Restriction Period, all shares then subject to restriction shall be forfeited by the participant.

SECTION 8.  STOCK PURCHASE RIGHTS.

     (a) PRICE. The Administrator may grant Stock Purchase Rights which shall enable the recipient to purchase Stock at a price equal to not less than 85% of its Fair Market Value on the date of grant.

     (b) EXERCISABILITY. Stock Purchase Rights shall be exercisable for a period determined by the Administrator not exceeding 30 days from the date of the grant. The Administrator, however, may provide that if required to exempt the Award from Section 16(b) pursuant to Rule 16b-3 Stock Purchase Rights granted to persons subject to Section 16(b) shall not become exercisable until six months and one day after the grant date and shall then be exercisable for 10 trading days at the purchase price specified by the Administrator in accordance with Section 8(a).

SECTION 9.  PERFORMANCE SHARES.

     (a) AWARDS. The Administrator shall determine the nature, length and starting date of the Performance Period for each Award of Performance Shares, which period shall be at least two years (subject to Section 10) and not more than six years. The consideration payable by a participant with respect to an Award of Performance Shares shall be an amount determined by the Administrator in the exercise of the Administrator's discretion at the time of the Award; PROVIDED, that the amount of consideration may be zero and may in no event exceed 50% of the Fair Market Value at the time of grant. The Administrator shall determine the performance objectives to be used in awarding Performance Shares and the extent to which such Performance Shares have been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Share Awards that are subject to different Performance Periods and different performance factors and criteria. At the beginning of each Performance Period, the Administrator shall determine for each Performance Share Award subject to such Performance Period the number of shares of Stock (which may consist of Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Share Award are met. Such number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator. The Administrator may provide that (i) amounts equivalent to interest at such rates as the Administrator may determine, or (ii) amounts equivalent to dividends paid by the Company upon outstanding Stock shall be payable with respect to Performance Share Awards.

     (b) TERMINATION. Except as otherwise provided in the Award Agreement or in Section 11(d) or as otherwise determined by the Administrator, in the event of a Termination during a Performance Period, the participant shall not be entitled to any payment with respect to the Performance Shares subject to the Performance Period.

SECTION 10.  CHANGE IN CONTROL.

     (a) DEFINITION OF "CHANGE IN CONTROL". For purposes of Section 10(b), a "Change in Control" means the occurrence of any one of the following:

              (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, an Affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

             (ii) the solicitation of proxies (within the meaning of Rule 14a-1(k) under the Exchange Act and any successor rule) with respect to the election of any director of the Company where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election; or

            (iii) the dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30% or more of the assets of the Company, any merger or reorganization of the Company whether or not another entity is the survivor, a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70% of the shares of the Company outstanding after the transaction, or any other event which the

Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

     (b)  IMPACT OF EVENT.  In the event of a "Change in Control" as defined in
Section 10(a), but only if and to the extent so specifically determined by the Board in its discretion, which determination may be amended or reversed only by the affirmative vote of a majority of the persons who were directors at the time such determination was made, acceleration and valuation provisions no more favorable to participants than one or more of the following may apply, subject to the termination provisions set forth in Section 10(d):

              (i) Any Stock Appreciation Rights and, subject to Section 5(b)(vi), any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested and any rights of the Company to repurchase the Stock issuable upon exercise thereof shall lapse; PROVIDED, that in the case of the holder of Stock Appreciation Rights who is actually subject to
Section 16(b), such Stock Appreciation Rights shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred.

             (ii) The restrictions and limitations applicable to any Restricted Stock and Stock Purchase Rights shall lapse, and such Restricted Stock shall become fully vested.

            (iii) The value (net of any exercise or purchase price) of all outstanding Options, Stock Appreciation Rights, Restricted Stock and Stock Purchase Rights, unless otherwise determined by the Administrator at or after grant and subject to Rule 16b-3, shall be paid to participants in cash on the basis of the "Change in Control Price", as defined in Section 10(c), as of the date such Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control.

             (iv) Any outstanding Performance Share Awards shall be vested and paid in full as if all performance criteria had been met.

     (c) CHANGE IN CONTROL PRICE. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on the Nasdaq National Market or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding 60-day period as determined by the Board, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Board decides to cash out such Options.

     (d) ASSUMPTION OR TERMINATION OF AWARDS. New rights may be substituted for Awards granted under the Plan, or the Company's obligations as to Awards outstanding under the Plan may be assumed, by an employer corporation other than the Company, or by an Affiliate of such employer corporation, in connection with any merger, consolidation, acquisition, reorganization, liquidation or like occurrence in which the Company is involved and, in the case of a merger, consolidation acquisition or similar occurrence, the Company is not the surviving corporation, in such manner that the then outstanding Options which are Incentive Stock Options will continue to be "incentive stock options" within the meaning of Section 422 of the Code to the full extent permitted thereby. Notwithstanding the foregoing or the provisions of Section 3(b), if such employer corporation, or an Affiliate of such employer corporation, does not substitute new and substantially equivalent rights for the Awards granted hereunder, or assume the Awards granted hereunder, the Awards granted hereunder, at the election of the Board, shall terminate (a) upon dissolution or liquidation of the Company, or similar occurrence, or (b) upon any merger, consolidation, acquisition, or similar occurrence, where the Company will not be a surviving corporation; PROVIDED that each participant shall be mailed notice at least 10 days prior to such dissolution, liquidation, merger, consolidation, acquisition, or similar occurrence.

SECTION 11.  GENERAL PROVISIONS.

     (a) AWARD GRANTS. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Administrator shall determine the consideration, if any, payable by the participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Administrator may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued employment or consulting, as the Administrator shall determine. Performance objectives may vary from participant to participant and among groups of participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Administrator may deem appropriate, including, but not limited to, earnings per share or return on equity. The other provisions of Awards also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Administrator, the date of grant of an Award shall be the date of action by the Administrator to grant the Award. The Administrator may also substitute new Options for previously granted Options, including previously granted Options having higher exercise prices.

     (b) AWARD AGREEMENT. As soon as practicable after the date of an Award grant, the Company and the participant shall enter into a written Award Agreement identifying the date of grant, and specifying the terms and conditions of the Award. Options are not exercisable until after execution of the Award Agreement by the Company and the Plan participant, but a delay in execution of the agreement shall not affect the validity of the Option grant. Any Award under this Plan shall be governed by the terms of the Plan and the applicable Award Agreement.

     (c) CERTIFICATES. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any market in which the Stock is then traded and any applicable federal, state or foreign securities law.

     (d) TERMINATION. Unless otherwise provided in the applicable Award Agreement or by the Administrator or as otherwise set forth below, in the event of Termination, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part at any time within three months after the date of Termination, or such lesser period specified in the Award Agreement (but in no event after the expiration date of the Award), but not thereafter. Notwithstanding the foregoing, if Termination is due to retirement or to death or Disability or if the participant dies within three months after Termination, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part by the participant in the case of retirement or Disability, by the participant's guardian or legal representative or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within 18 months from the date of Termination or any lesser period specified in the Award Agreement (but in no event after the expiration of the Award). Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to a participant who exercises any Incentive Stock Options more than (i) 12 months after the Termination if due to death or Disability or if the participant dies within three months after Termination, or (ii) three months after Termination if due to retirement.

          At the option of the Administrator, the Stock to be delivered pursuant to an Award under this Plan may be subject to a right of repurchase in favor of the Company upon Termination, the terms and conditions of which shall be set forth in the Award Agreement.

     (e) DELIVERY OF PURCHASE PRICE. If and only to the extent authorized by the Administrator, participants may make all or any portion of any payment due to the Company

              (i)   with respect to the consideration payable for an Award,

             (ii)   upon exercise of an Award, or

            (iii) with respect to federal, state, local or foreign tax payable in connection with an Award,

by delivery of (x) cash, (y) check, or (z) any property other than cash (including a promissory note of the participant or shares of Stock or securities) so long as, if applicable, such property constitutes valid consideration for the Stock under, and otherwise complies with, applicable law. No promissory note under the Plan shall have a term (including extensions) of more than five years or shall be of a principal amount exceeding 90% of the purchase price paid by the borrower. If authorized by the Administrator, exercise of an Option may be made pursuant to a "cashless exercise/sale" procedure pursuant to which funds to pay for exercise of the Option are delivered to the Company by a broker upon receipt of stock certificates from the Company, or pursuant to which participants obtain margin loans from brokers to fund the exercise of the Option.

     (f) TAX WITHHOLDING. Unless the Administrator permits otherwise, promptly upon the lapse of restrictions imposed upon an Award, upon exercise or issuance of an Award, or upon a transfer or other disposition of shares of Stock acquired upon exercise or payment of an Award, or, if later, when the amount of such obligations becomes determinable (in any case, the "Tax Date"), the participant shall pay to the Company in cash all applicable federal, state, local and foreign withholding taxes that the Administrator, in its discretion, determines to result from the lapse of restrictions imposed upon an Award or upon exercise or issuance of an Award or from a transfer or other disposition of shares of Stock acquired upon exercise or payment of an Award or otherwise related to the Award or shares of Stock acquired in connection with an Award.

          If and to the extent authorized by the Administrator, in its sole discretion, a person who has received an Award, exercised an Award or received payment under an Award, may make an election (i) to deliver to the Company a promissory note of the participant on the terms set forth in Section 11(e),
(ii) to tender to the Company previously-owned shares of Stock held for at least six months, or (iii) to have shares of Stock to be obtained upon exercise of the Award or lapse of restrictions applicable to an Award withheld by the Company on behalf of the participant, to pay the amount of tax that the Administrator, in its discretion, determines to be required to be withheld by the Company. Any election pursuant to clause (iii) above by a participant subject to Section 16 of the Exchange Act shall be subject to the following limitations: (1) such election must be made at least six months before the Tax Date and shall be irrevocable; or (2) such election must be made in (or made earlier to take effect in) any Window Period (and the withholding of the shares of Stock shall take place during such Window Period) and shall be subject to approval by the Administrator, which approval may be given any time after such election has been made, and the Award must be held at least six months prior to the Tax Date; PROVIDED, that, the election referenced in clause (2) above may not be made unless the Company has been subject to the reporting requirements of Section 13(a) of the Exchange Act for at least one year and has filed all reports and statements required to be filed pursuant to that section for that year. The right to so withhold shares of Stock shall relate separately to each Award.

     Any shares tendered to or withheld by the Company will be valued at Fair Market Value on such date. The value of the shares of Stock tendered or withheld may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

     (g) NO TRANSFERABILITY OF AWARDS. No Award shall be assignable or otherwise transferable by the participant other than by will or by the laws of descent and distribution. During the life of a participant, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the participant or participant's guardian or legal representative.

     (h) ADJUSTMENT OF AWARDS; WAIVERS. Subject to Section 5(b)(vi), the Administrator may adjust the performance goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules,
(ii) to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Administrator deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a participant and otherwise in its discretion, the Administrator may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such participant.

     (i) NON-COMPETITION. The Administrator, in addition to any other requirement it may impose, may condition its discretionary waiver of a forfeiture, the acceleration of vesting at the time of Termination of a participant holding any unexercised or unearned Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such participant's agreement (and compliance with such agreement) to (i) not engage in any business or activity competitive with any business or activity conducted by the Company and (ii) be available for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Administrator may determine.

     (j) DIVIDENDS. The reinvestment of dividends in additional Stock or Restricted Stock at the time of any dividend payment pursuant to Section 7(c) shall only be permissible if sufficient shares of Stock are available under
Section 3 for such reinvestment (taking into account then outstanding Awards).

     (k) REGULATORY COMPLIANCE. Each Award under the Plan shall be subject to the condition that, if at any time the Administrator shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or for trading in any securities market or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Administrator. The Company shall have no obligation to register any shares of Stock issuable pursuant to Awards under the federal securities laws or to take any other steps necessary to enable the shares to be offered and issued under federal or other securities laws. As a condition to the issuance of shares of Stock pursuant to an Award, the Company may require the person acquiring such shares at the time of any such acquisition to make such representations, warranties and undertakings deemed appropriate by the Company to enable the offer and issuance of the shares or subsequent transfers of the shares to comply with applicable securities laws. Certificates evidencing shares of Stock acquired pursuant to the Plan shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, the Plan, or the Award Agreement pursuant to which the Shares were issued.

     (l) RIGHTS AS SHAREHOLDER. Unless the Plan or the Administrator expressly specifies otherwise, a participant shall have no rights as a shareholder with respect to any shares of Stock covered by an Award until the issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of a certificate representing the shares of Stock. Subject to Sections 3(b) and 7(c), no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificate is issued.

     (m) BENEFICIARY DESIGNATION. The Administrator, in its discretion, may establish procedures for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

     (n) ADDITIONAL PLANS. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees and consultants.

     (o) NO EMPLOYMENT RIGHTS. The adoption of the Plan shall not confer upon any employee any right to receive any Award or to any right to continued employment nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the employment of any employee or the consulting arrangement with any consultant at any time.

     (p) RULE 16B-3. With respect to persons subject to Section 16 of the Exchange Act, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be adjusted to comply with Rule 16b-3 to the extent permitted by law and deemed advisable by the Administrator. It shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under Section 16 of the Exchange Act.

     (q) GOVERNING LAW. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of California.

     (r) USE OF PROCEEDS. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

     (s) UNFUNDED STATUS OF PLAN. The Plan shall constitute an "unfunded" plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or arrangements to meet the obligations created under the Plan to deliver Stock or make payments; PROVIDED, HOWEVER, that unless the Administrator otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

     (t) TRANSFER LIMITATION ON STOCK. In addition to any other transfer restrictions which may be imposed under the Plan or any Award Agreement, a participant subject to Section 16 of the Exchange Act may not sell or otherwise transfer, in whole or in part, any shares of Stock issued pursuant to an Award at any time prior to (i) with respect to Stock issued pursuant to an Option, the six-month anniversary of the issuance of the Option, and (b) with respect to all other Awards, the six-month anniversary of the issuance of the Stock, unless the Administrator determines that the foregoing provisions are not necessary to make the transaction exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

SECTION 12.  AMENDMENTS AND TERMINATION.

     The Board may amend, alter or discontinue the Plan or any Award, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding Award without the participant's consent. In addition, the Board may not amend or alter the Plan without the approval of shareholders of the Company entitled to vote at a duly held shareholders' meeting or by an action by written consent and, if at a meeting, a quorum of the voting power of the Company is represented in person or by proxy, where such amendment or alteration would, except as expressly provided in the Plan, increase the total number of shares reserved for issuance pursuant to Awards under the Plan or in such other circumstances as the Board deems appropriate to comply with Rule 16b-3 or with Section 422 of the Code or otherwise.

SECTION 13.  EFFECTIVE DATE OF PLAN.

     This Plan and any amendment increasing the number of shares of stock reserved for issuance under this Plan shall become effective upon adoption by the Board PROVIDED, HOWEVER, that no Award shall be exercisable and no restrictions imposed upon an Award shall lapse unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within 12 months after adoption by the Board. If such shareholder approval is not obtained within such time, any Awards granted under this Plan or any such amendment shall terminate and be of no force and effect from and after expiration of such 12-month period.

SECTION 14.  TERM OF PLAN.

     No Award shall be granted under the Plan after 10 years from the earlier of the adoption of the Plan by the Board or the approval of the Plan by the shareholders of the Company, but Awards granted prior to that date may extend beyond that date.



Plan approved by the Board of Directors on May 10, 1993.

Amendments to Plan approved by the Board of Directors on February 14, 1994.

Plan, as amended, approved by the Shareholders on May 4, 1994.

Amendment to Plan increasing the number of shares to 1,000,000 approved by the Board of Directors on May 20, 1994.

Amendment to Plan increasing the number of shares to 1,400,000 approved by the Board of Directors on March 23, 1995.

Amendment to Plan increasing the number of shares to 1,400,000 approved by the Shareholders on May 15, 1995.

Two-for-one stock split with a record date of May 31, 1995 and a distribution date of June 21, 1995, which increased the number of shares from 1,400,000 to 2,800,000, was approved by the Board of Directors on May 15, 1995.

Amendments to Plan, including increasing the number of shares to 4,300,000, approved by the Board of Directors on February 12, 1996.

Amendment to Plan increasing the number of shares to 5,800,000 approved by the Board of Directors on February 12, 1996.

Amendment to Plan increasing the number of shares to 5,800,000 approved by the Shareholders on May 13, 1996.